UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2022

Commission File Number 000-18730

DARKPULSE, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	87-0472109
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

815 Walker Street, Suite 1155, Houston, TX 77002

(Address of principal executive offices)

800-436-1436

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement.

On September 9, 2022, DarkPulse, Inc., a Delaware corporation (the “Company”), entered into a Joint Venture Agreement (the “Agreement”) with Neural Signals Inc, a Georgia corporation (“NSI”). Pursuant to the Agreement, the parties agreed to form a joint venture for the purpose of developing marketing and selling products and services based on the patents issued to NSI. The Agreement requires NSI to provide the use its technology, and that the Company contribute $350,000, initially. The joint venture is owned 50/50 between the Company and NSI, with net profits/revenues paid pursuant to the same 50/50 split.

The Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Joint Venture Agreement dated September 9, 2022
104	Cover Page Interactive Data File (formatted in Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DarkPulse, Inc.

Date: September 12, 2022	By:	/s/ Dennis O’Leary
Dennis O’Leary, Chief Executive Officer

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